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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Prospectus constituting part of the Registration Statement on Form S-3 of Washington Mutual, Inc. of our report dated January 22, 1997, except as to Note 28, which is as of March 7, 1997, relating to the consolidated financial statements of Great Western Financial Corporation, which appears in the Washington Mutual, Inc. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.



/s/ PricewaterhouseCoopers LLP
Los Angeles, California

June 16, 1999